Exhibit 10.10

FIRST AMENDMENT TO THE

MASSEY EXECUTIVE

DEFERRED COMPENSATION PROGRAM

(Amended and Restated as of January 1, 2005)

The Massey Executive Deferred Compensation Program (the “Plan”) is amended as follows:

1. The following new Section 7.05 is added to the Plan:

7.05.	TERMINATION OF DEFERRAL ELECTION FOR 409A FUNDS. A Participant may elect in accordance with Question and Answer 20 of IRS Notice 2005-1 to terminate any or all of his deferral election(s) for any deferral(s) for any 409A Funds which are held in the Plan and are vested as of December 31, 2005 (whether or not attributable to his deferral election or the Company’s contributions, and as adjusted for earnings or loss). Any such termination election shall be filed with the Committee by such election deadline as it may set but in no event later than December 31, 2005. Any amount to be distributed pursuant to this Section shall be included in the Participant’s income for federal income tax purposes in calendar year 2005 and shall be distributed on or before December 31, 2005.

As evidence of its adoption of this amendment of the Plan, Massey Energy Company has caused this document to be signed by its undersigned officer, this 14th day of November, 2005, effective January 1, 2005.

MASSEY ENERGY COMPANY

/s/ Baxter F. Phillips, Jr.
By:	Baxter F. Phillips, Jr.
Its:	Executive Vice President and
Chief Administrative Officer